Exhibit 10.5

Consultant Agreement

This Agreement is made as of this ____ day of April, 2008 by and between Willing Holding, Inc. (the “Company”), a Florida corporation, and Glenn Morris/Mortgage Services of Gibsonville (the “Consultant”), under the state of North Carolina, with his principal place of business located at 218 Simmons Lake Drive, Gibsonville, NC 27249.

WHEREAS, the Company wishes to obtain the advice, contacts, and expert judgment of the Consultant, and

WHEREAS, the Company desires to have the Consultant act as an independent contractor for the purpose of providing such Services to the Company, and

WHEREAS, the Consultant is qualified and willing to provide such Services pursuant to the terms and conditions set forth:

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Services, the company hereby engages and retains the Consultant as an independent contractor.

Representation, the Consultant hereby agrees to use best efforts in providing the Services and loyally representing the interests of the Company in accordance with the Company’s reasonable requirements and objectives.

Fees, in full consideration of the services provided herein, the Company shall provide the following compensation.

SERVICES PROVIDED:	Completion of the acquisition of New World Mortgage.
FEES:	10,000 shares valued at $10.00 of Willing Holding, Inc. common stock with 144 restriction.

All expenses shall be incurred by the Consultant, unless otherwise agreed to in writing by the Company.

The parties agree that the Company shall not be required to carry insurance or any way insure the activities of the Consultant. The Consultant agrees to indemnify, defend, and hold harmless the Company from any and all claims, penalties, fines and liabilities which arise out of or relate to this Agreement or the performance of the Services.

There are no contracts, arrangements, understandings or relationships (legal or otherwise) by any party to this Agreement, or any other person with respect to the Company common stock, or any other securities of the Company, including by not limited to transfer or voting of any of the Company common stock, or any other securities of the Company, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

The party who is found to be in violation of this Agreement shall also be liable to the other parties for all reasonable attorneys’ fees and costs of court incurred by such other parties.

The terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

The Consultant is providing Services on an independent contractor basis. Notwithstanding anything to the contrary herein, this Agreement shall not in any manner be construed to create a joint venture, partnership, agency or other similar form of relationship, and neither party shall have the right or authority to: (a) commit the other party to any obligation or transaction not expressly authorized by such other party, or (b) act or purport to act as agent or representative of the other, except as expressly authorized in writing by such other party. Further, the Consultant shall not be deemed to be an employee of the Company for any reason. The Company and the Consultant acknowledge that the Consultant shall not be entitled to any insurance, pension, profit sharing, retirement or other fringe benefits which the Company may provide to its employees during the term of this Agreement.

All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, if to the Company, addressed to Mr. Morgan DeLucia, Willing Holding, Inc., 3 Centerview Drive, Suite 240, Greensboro, NC 27407, Fax 336-294-4213, email mrgndelucia@yahoo.com , and if to Consultant, addressed to the Consultant at the address in the preamble hereto. Any party may change its address for purposes of receiving notices pursuant to this Agreement upon 10 days written notice.

Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context required otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any such exercise of any other right, power or privilege hereunder or thereunder.

The rights and remedies contained in this Agreement shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or uncomfortable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement or any such instrument.

The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action, (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of governmental (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kinds herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements, and assumptions shall not inure to the benefit of the obliges or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or deemed to be a third-party beneficiary of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Palm Beach County, Florida over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This instrument contains the entire understanding of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

WILLING HOLDING, INC.

By:	/s/ Morgan DeLucia	/s/ Glenn Morris
	Morgan DeLucia	Glenn Morris